Exhibit 2

Form of Global Note for ETRACS 2xMonthly Leveraged Alerian MLP Infrastructure Index ETN Series B

due February 12, 2046

(Face of Security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO UBS AG, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

BY PURCHASING THIS SECURITY, THE HOLDER AGREES TO CHARACTERIZE THIS SECURITY FOR ALL U.S. FEDERAL INCOME TAX PURPOSES AS PROVIDED IN SECTION 8 ON THE FACE OF THIS SECURITY.

THE PERSON MAKING THE DECISION TO ACQUIRE THIS SECURITY SHALL BE DEEMED, ON BEHALF OF ITSELF AND THE HOLDER, BY ACQUIRING AND HOLDING THIS SECURITY OR EXERCISING ANY RIGHTS RELATED THERETO, TO REPRESENT THAT:

(i) THE FUNDS THAT THE HOLDER IS USING TO ACQUIRE THIS SECURITY ARE NOT THE ASSETS OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A PLAN DESCRIBED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), A GOVERNMENTAL PLAN SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW THAT IS SIMILAR TO THE PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF DEPARTMENT OF LABOR REGULATION SECTION 2510.3-101, AS MODIFIED BY SECTION 3(42) OF ERISA, OR OTHERWISE; OR

(ii)(A) THE HOLDER WILL RECEIVE NO LESS AND PAY NO MORE THAN “ADEQUATE CONSIDERATION” (WITHIN THE MEANING OF SECTION 408(B)(17) OF ERISA AND SECTION 4975(F)(10) OF THE CODE) IN CONNECTION WITH THE PURCHASE AND HOLDING OF THIS SECURITY; (B) NONE OF THE PURCHASE, HOLDING OR DISPOSITION OF THIS SECURITY OR THE EXERCISE OF ANY RIGHTS RELATED TO THE SECURITY WILL RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR THE CODE (OR WITH RESPECT TO A GOVERNMENTAL PLAN,

UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION); AND (C) NEITHER UBS AG NOR ANY OF ITS AFFILIATES IS A “FIDUCIARY” (WITHIN THE MEANING OF SECTION 3(21) OF ERISA OR, WITH RESPECT TO A GOVERNMENTAL PLAN, UNDER ANY SIMILAR APPLICABLE LAW OR REGULATION) WITH RESPECT TO THE PURCHASER OR HOLDER IN CONNECTION WITH SUCH PERSON’S ACQUISITION, DISPOSITION OR HOLDING OF THIS SECURITY, OR AS A RESULT OF ANY EXERCISE BY UBS AG OR ANY OF ITS AFFILIATES OF ANY RIGHTS IN CONNECTION WITH THE SECURITY, AND NO ADVICE PROVIDED BY UBS AG OR ANY OF ITS AFFILIATES HAS FORMED A PRIMARY BASIS FOR ANY INVESTMENT DECISION BY OR ON BEHALF OF SUCH PURCHASER OR HOLDER IN CONNECTION WITH THIS SECURITY AND THE TRANSACTIONS CONTEMPLATED WITH RESPECT TO THIS SECURITY.

CUSIP No.: 90274D 259

ISIN: US90274D2595

UBS AG

MEDIUM-TERM NOTES, SERIES B

$• ETRACS 2×Monthly Leveraged

Alerian MLP Infrastructure Index ETN Series B due February 12, 2046

The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

Principal Amount: $• equal to • Securities at $25 per Security

Index: The Alerian MLP Infrastructure Index

Initial Trade Date: February 8, 2016

Initial Settlement Date: February 11, 2016

Interest Rate: The principal of this Security shall not bear interest.

Denomination: $25 per Security

Coupon Amount: For each Security, Holders on the applicable Coupon Record Date will receive, on each Coupon Payment Date, an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

To the extent the Reference Distribution Amount on any Coupon Valuation Date is equal to or less than the Accrued Tracking

Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. For the avoidance of doubt, this process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The final Coupon Amount will be included, in the Cash Settlement Amount if on the last Index Business Day in the Final Measurement Period, the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

Coupon Payment Date: The 15th Index Business Day following each Coupon Valuation Date. The final Coupon Payment Date will be the Maturity Date, subject to adjustment as provided in Section 3 hereof. The first Coupon Payment Date will be April 20, 2016, subject to adjustment as provided in Section 3 hereof.

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Payment at Maturity: For each Security, unless earlier called, redeemed or accelerated, Holders will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final Measurement Period plus (b) the final Coupon Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, minus (d) the Accrued Financing Charges as of the last Index Business Day in the Final Measurement Period, plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any (the “Cash Settlement Amount”). If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Early Redemption: The Holder may, subject to the procedural requirements provided under Section 5 hereof, elect to require UBS AG, a corporation duly organized and existing under the laws of Switzerland (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), to redeem the Holder’s Securities in whole or in part on any Redemption Date during the term of the Securities. If a call notice has been issued pursuant to Section 6 hereof or if the acceleration has been triggered as provided under “Acceleration upon Minimum Indicative Value,” the last Redemption Valuation Date will be the fifth Index Business Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable. If the

Holder requires the Company to redeem the Holder’s Securities on any Redemption Date, the Holder upon early redemption, will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the Redemption Valuation Date, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Adjusted Tracking Fee Shortfall, if any, as of the Redemption Valuation Date, minus (e) the Accrued Financing Charges as of the Redemption Valuation Date minus (f) the Redemption Fee Amount (the “Redemption Amount”). For purposes of calculating the Redemption Amount, either the Adjusted Coupon Amount will be included or the Adjusted Tracking Fee Shortfall will be subtracted, but not both. The Company reserves the right from time to time to waive the Redemption Fee Amount in its sole discretion. The Company shall not be required to redeem fewer than 50,000 Securities at one time, provided that the Company reserves the right from time to time to waive this minimum redemption amount in its sole discretion.

Call Settlement Amount: In the event the Company exercises its Call Right as described in Section 6 hereof, Holders will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call Measurement Period, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement

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Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, minus (e) the Accrued Financing Charges as of the last Index Business Day in the Call Measurement Period, plus (f) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any (the “Call Settlement Amount”).

Acceleration upon Minimum Indicative Value: If, at any time, the Indicative Value on any Index Business Day equals $5.00 or less (the “Indicative Value Acceleration Trigger”), (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by the Company (even if the Indicative Value would later exceed $5.00 on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount. The “Acceleration Amount” will equal (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Acceleration Valuation Period, plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on the last Index Business Day in the Acceleration Valuation Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Acceleration Valuation Period, minus (e) the Accrued Financing Charges as of the last Index Business Day in the Acceleration Valuation Period, plus (f) the Stub Reference Distribution Amount as of the last Index Business Day in the

Acceleration Valuation Period, if any. If the Indicative Value Acceleration Trigger threshold has been breached, Holders will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of their investment in the Securities. If the Acceleration Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Acceleration Settlement Date” will be the third Business Day following the last Index Business Day of the Acceleration Valuation Period. For the avoidance of doubt, if the Securities undergo a split or reverse split, the Indicative Value Acceleration Trigger shall not be adjusted.

Security Calculation Agent: UBS Securities LLC

Defeasance: Neither full defeasance nor covenant defeasance applies to this Security

Listing: NYSE Arca, Inc.

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OTHER TERMS:

All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

“Acceleration Valuation Period” means the five Index Business Days from, but excluding, the Acceleration Date, subject to adjustment as provided under Section 3 hereof.

“Accrued Financing Charges” means, on the Initial Trade Date, an amount for each Security that equals $0. On any subsequent Monthly Valuation Date, the Accrued Financing Charges for each Security will equal the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, the then current Monthly Valuation Date divided by (iv) 360. The Accrued Financing Charges as of the last Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, or as of the Redemption Valuation Date, as applicable, are an amount equal to the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, such last Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, or the Redemption Valuation Date, as applicable, divided by (iv) 360. On any Loss Rebalancing Valuation Date, the Accrued Financing Charges for each Security will equal the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, the then current Loss Rebalancing Valuation Date divided by (iv) 360.

“Accrued Tracking Fee” means:

(1) With respect to the first Coupon Valuation Date, an amount equal to the product of (a) the Annual Tracking Fee as of the first Coupon Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade Date to, and including, the first Coupon Valuation Date, and the denominator of which is 365.

(2) With respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of such Coupon Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to, and including, such Coupon Valuation Date, and the denominator of which is 365, plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

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(3) As of the last Index Business Day in the Final Measurement Period, an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Calculation Date to, and including, the last Index Business Day in the Final Measurement Period, and the denominator of which is 365, plus (b) the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

(4) As of the last Index Business Day in the Call Measurement Period, an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Call Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from, and including, the Call Valuation Date to, and including, the last Index Business Day in the Call Measurement Period, and the denominator of which is 365, plus (b) the Adjusted Tracking Fee Shortfall, if any.

(5) As of the last Index Business Day in the Acceleration Valuation Period, an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Acceleration Valuation Period and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Acceleration Date to, and including, the last Index Business Day in the Acceleration Valuation Period, and the denominator of which is 365, plus (b) the Adjusted Tracking Fee Shortfall, if any.

“Adjusted Coupon Amount” means:

(1) With respect to any Redemption Valuation Date, an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date, and the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Redemption Amount will not include an Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall will be included in the calculation of the Accrued Tracking Fee as of the Redemption Valuation Date.

(2) With respect to the Call Valuation Date, an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of the Call Valuation Date, and the Adjusted Tracking Fee, calculated as of the Call Valuation Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Call Settlement Amount will not include the Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day of the Call Measurement Period.

(3) With respect to the Acceleration Date, an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of the Acceleration Date and the Adjusted Tracking Fee, calculated as of the Acceleration Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Acceleration Amount will not include an Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Acceleration Valuation Period.

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“Adjusted Reference Distribution Amount” means:

(1) As of any Redemption Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to an Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date.

(2) As of the Call Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to an Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, and including, the Index Business Day immediately preceding the Call Valuation Date.

(3) As of the Acceleration Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to an Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, the Acceleration Date.

“Adjusted Tracking Fee” means:

(1) As of any Redemption Valuation Date, an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of such Redemption Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date, and the denominator of which is 365.

(2) As of the Call Valuation Date, an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of the Call Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to, and including, the Index Business Day immediately preceding the Call Valuation Date, and the denominator of which is 365.

(3) As of the Acceleration Date, an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of the Acceleration Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date (or if the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, the Acceleration Date, and the denominator of which is 365.

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“Adjusted Tracking Fee Shortfall” means:

(1) As of any Redemption Valuation Date, the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date, is less than the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date.

(2) As of the Call Valuation Date, the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of the Call Valuation Date, is less than the Adjusted Tracking Fee, calculated as of the Call Valuation Date.

(3) As of the Acceleration Date, the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of the Acceleration Date is less than the Adjusted Tracking Fee, calculated as of the Acceleration Date.

“Annual Tracking Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.85% per annum and (ii) the applicable Current Indicative Value as of the immediately preceding Index Business Day.

“Averaging Date” means each of the Index Business Days during the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, as applicable, each of which periods is subject to adjustment as provided under Section 3 hereof.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

“Calculation Date” means February 1, 2046, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment as provided under Section 3 hereof.

“Call Measurement Period” means the five (5) Index Business Days from, and including, the Call Valuation Date, subject to adjustment as provided under Section 3 hereof.

“Call Settlement Date” means, with respect to the exercise by the Company of its Call Right as described in Section 6 hereof, any Business Day specified by the Company on or after February 13, 2017 through and including the Maturity Date, which is also the third Business Day following the last Index Business Day in the Call Measurement Period, subject to adjustment as provided under Section 3 hereof.

“Call Valuation Date” means, if the Company issues a call notice on any calendar day, the last Business Day of the week following the week in which the call notice is issued, generally Friday. If the Company issues a call notice on a Friday, the related Call Valuation Date will fall on the last Business Day of the following week, generally Friday.

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“Coupon Ex-Date” means, with respect to a Coupon Amount, the first Exchange Business Day on which the Securities trade without the right to receive such Coupon Amount.

“Coupon Payment Date” means the 15th Index Business Day following each Coupon Valuation Date. The final Coupon Payment Date will be the Maturity Date, subject to adjustment as provided under Section 3 hereof. The first Coupon Payment Date will be April 20, 2016, subject to adjustment as provided under Section 3 hereof.

“Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

“Coupon Valuation Date” means the 30th of March, June, September and December of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment as provided under Section 3 hereof. The first Coupon Valuation Date will be March 30, 2016, subject to adjustment as provided under Section 3 hereof.

“Current Indicative Value”, as determined by the Security Calculation Agent as of any date of determination, means an amount per Security equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, using the Index Closing Level as of such date as the Index Valuation Level

“Current Principal Amount” means, for the period from the Initial Settlement Date to February 29, 2016 (such period, the “initial calendar month”), an amount equal $25.00 per Security (unless a Loss Rebalancing Event occurs during the initial calendar month). For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date – Accrued Financing Charges on the applicable Monthly Valuation Date

In the event of a Loss Rebalancing Event, the Current Principal Amount will be reset on the Loss Rebalancing Reset Date as described in Section 7 hereof.

If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

“Default Amount” means, on any day, an amount in U.S. dollars, as determined by the Security Calculation Agent in its sole discretion, equal to the cost of having a Qualified Financial Institution (selected as provided below) expressly assume the due and punctual payment of the principal of this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be

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performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company’s obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution would charge to effect such assumption (or undertaking), plus (ii) the reasonable expenses (including reasonable attorneys’ fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. If the Company or any Holder obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The “Default Quotation Period” shall be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due date, unless no such quotation is obtained, or unless every such quotation so obtained is objected to within five (5) Business Days after such due date as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case, the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Calculation Date, then the Default Amount will equal the Stated Principal Amount.

“Excluded Day” means (i) the Index Business Day immediately preceding any Monthly Valuation Date, (ii) any Monthly Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of the Final Measurement Period or any day after such Index Business Day, (v) the Index Business Day immediately preceding the first day of the Call Measurement Period or any day after such Index Business Day, or (vi) the Acceleration Date or any day after the Acceleration Date).

“ex-dividend date” means, with respect to a distribution on an Index Constituent Security, the first Business Day on which transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Final Measurement Period” means the five Index Business Days from, and including, the Calculation Date, subject to adjustment as provided under Section 3 hereof.

“Financing Level” means, on the Initial Trade Date, for each Security an amount equal to $25. On any subsequent Monthly Valuation Date after the first Monthly Valuation Date or on any Loss Rebalancing Valuation Date, as applicable, the Financing Level for each Security will equal the Current Principal Amount.

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“Financing Rate” means an amount that equals 0.80% plus the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P.

“Index Closing Level” means the closing level of the Index, on any date of determination, as reported on the New York Stock Exchange (the “NYSE”) and Bloomberg L.P.

“Index Constituent Securities” means the securities included in the Index.

“Index Divisor”, as of any date of determination, means the divisor used by the Index Calculation Agent to calculate the level of the Index.

“Index Factor” means an amount equal to 1 + (2 × Index Performance Ratio).

The “Index Performance Ratio” may be calculated on multiple dates of determination during any applicable calendar month. The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of Loss Rebalancing Events that have occurred in the applicable calendar month.

If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during the Final Measurement Period, the Acceleration Valuation Period or the Call Measurement Period, or on the Monthly Valuation Date, any Redemption Valuation Date, the first Loss Rebalancing Valuation Date of the applicable calendar month or any other date of determination, as applicable, the Index Performance Ratio will be equal to:

Index Valuation Level – Monthly Initial Closing Level

Monthly Initial Closing Level

If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business Day during the Final Measurement Period, the Acceleration Valuation Period or the Call Measurement Period, or on the Monthly Valuation Date, any Redemption Valuation Date, on each Loss Rebalancing Valuation Date after the first Loss Rebalancing Valuation Date in the applicable calendar month or any other date of determination, as applicable, the Index Performance Ratio will be equal to:

Index Valuation Level – the most recent Loss Rebalancing Closing Level the most recent Loss Rebalancing Closing Level

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“Index Valuation Level” means, as determined by the Security Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the Final Measurement Period, the Acceleration Valuation Period or the Call Measurement Period, as applicable, or the Index Closing Level on any Monthly Valuation Date, Loss Rebalancing Valuation Date or Redemption Valuation Date, provided that if the Redemption Valuation Date falls in the Call Measurement Period, Acceleration Valuation Period or the Final Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during the Call Measurement Period, Acceleration Valuation Period or Final Measurement Period shall equal (a) 1/5 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from, and including, the Call Valuation Date, Acceleration Date or the Calculation Date, as applicable, to, and including, the date of determination, plus (ii) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in the Call Measurement Period, Acceleration Valuation Period or Final Measurement Period, as applicable, times the Index Closing Level on such date of determination.

“Indicative Value” means the value at a given time and date equal to (i) Current Principal Amount multiplied by the Index Factor calculated using the intraday indicative value of the Index as of such time as the Index Valuation Level, minus (ii) the Adjusted Tracking Fee Shortfall, if any, as of such time and date assuming such time and date is the Redemption Valuation Date, minus (iii) the Accrued Financing Charges as of such time and date, assuming such time and date is the Redemption Valuation Date, plus (iv) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred plus (v) the Adjusted Coupon Amount, if any, as of such time and date.

“Intraday Index Value” means, on each Index Business Day, the intraday Indicative Value calculated and published by S&P, or a successor Index Calculation Agent, every 15 seconds during normal trading hours on Bloomberg, L.P. under the ticker symbol “AMZI”.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

“Loss Rebalancing Closing Level” means the Index Closing Level on the Loss Rebalancing Valuation Date.

“Loss Rebalancing Event” means if, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent, subject to adjustment as provided in Section 3 hereof. A Loss Rebalancing Event may occur irrespective of whether a Market Disruption Event also occurs on such Index Business Day.

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“Loss Rebalancing Reset Date” means the first Index Business Day immediately following a Loss Rebalancing Valuation Date, subject to adjustment as provided in Section 3 hereof.

“Loss Rebalancing Valuation Date” means the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as provided in Section 3 hereof.

“Market Disruption Event” means, with respect to the Index, any of the following, in each case as determined by the Security Calculation Agent in its sole discretion:

(a) suspension, absence or material limitation of trading in a material number of Index Constituent Securities for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b) suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c) the Index is not published; or

(d) in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with the Company’s ability or the ability of any of the Company’s affiliates to unwind all or a material portion of a hedge with respect to the Securities that the Company or the Company’s affiliates have effected or may effect.

The following events will not be Market Disruption Events with respect to the Index:

(a) a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b) a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

“Maturity Date” means February 12, 2046, which is the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as provided under Section 3 hereof.

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“Monthly Initial Closing Level” means, with respect to the initial calendar month, 367.95, the Index Closing Level on February 8, 2016 as reported on the NYSE and Bloomberg L.P. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date will equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month. If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and the Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the immediately preceding calendar month.

“Monthly Reset Date” means, with respect to each calendar month, the first Exchange Business Day of that month beginning on March 1, 2016 and ending on February 1, 2046, subject to adjustment as provided under Section 3 hereof. If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.

“Monthly Valuation Date” means, with respect to each Monthly Reset Date, the last Exchange Business Day of the previous calendar month beginning on February 29, 2016 and ending on January 31, 2046, subject to adjustment as provided under Section 3 hereof. If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and there will be no corresponding Monthly Valuation Date.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a Successor Index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a Successor Index.

“Qualified Financial Institution” means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either: (i) A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or (ii) P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

“record date” means:

(1) with respect to a distribution on an Index Constituent Security, the date on which a holder of the Index Constituent Security must be registered as a unitholder of such Index Constituent Security in order to be entitled to receive such distribution.

(2) with respect to any split or reverse split, the tenth Business Day after the announcement date.

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“Redemption Date” means the third Business Day following the corresponding Redemption Valuation Date. The first Redemption Date will be February 18, 2016. The final Redemption Date will be February 5, 2046; provided that, if a call notice has been issued or, if an Acceleration upon Minimum Indicative Value has been triggered, the last Redemption Valuation Date will be the fifth Index Business Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable.

“Redemption Fee Amount” means an amount equal to the product of (i) 0.125%, (ii) the Current Principal Amount and (iii) the Index Factor as of the Redemption Valuation Date. The Company reserves the right from time to time to waive the Redemption Fee Amount in its sole discretion on a case-by-case basis.

“Redemption Valuation Date” means the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, subject to adjustment as provided under Section 5. The Company also reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the applicable redemption notice is received by the Company rather than the following Index Business Day.

“Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the Initial Trade Date to, and including, the first Coupon Valuation Date; (ii) as of any other Coupon Valuation Date (other than the Calculation Date), an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, and including, such Coupon Valuation Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, but excluding, the Calculation Date. Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the distribution to holders of such Index Constituent Security by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

“Reference Holder” means, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent Security equal to two times (i) the published unit weighting of that Index Constituent Security as of that date, divided by (ii) the product of (a) the Index Divisor as of that date, and (b) the Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent, divided by the Current Principal Amount.

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“Related Exchange” means, with respect to each Index Constituent Security or each constituent underlying a Successor Index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index Constituent Security or such constituent underlying a Successor Index.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc.

“Stub Reference Distribution Amount” means:

(1) As of the last Index Business Day in the Final Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, and including, the first Index Business Day in the Final Measurement Period to, and including, the last Index Business Day in the Final Measurement Period, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the shares of each Index Constituent Security it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in the Final Measurement Period.

(2) As of the last Index Business Day in the Call Measurement Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, and including, the first Index Business Day in the Call Measurement Period to, and including, the last Index Business Day in the Call Measurement Period, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the shares of each Index Constituent Security it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in the Call Measurement Period.

(3) As of the last Index Business Day in the Acceleration Valuation Period, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, and including, the first Index Business Day in the Acceleration Valuation Period to, and including, the last Index Business Day in the Acceleration Valuation Period, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the shares of each Index Constituent Security it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in the Acceleration Valuation Period.

“Successor Index” means any substitute index approved by the Security Calculation Agent as a Successor Index pursuant to Section 3 hereof.

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1. Promise to Pay at Maturity, Upon Early Redemption, Upon Acceleration, or Upon Exercise of Call Right

The Company, for value received, hereby promises to pay (or cause to be paid) to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum, calculated as provided under (i) “Early Redemption” and elsewhere on the face of this Security on the applicable Redemption Date, in the case of any Securities in respect of which a Holder exercises such Holder’s right to require the Company to redeem such Holder’s Securities prior to the Maturity Date, (ii) “Call Right” and elsewhere on the face of this Security on the Call Settlement Date, in the case of Securities subject to the Company’s exercise of its Call Right as described in Section 6 hereof, (iii) “Acceleration upon Minimum Indicative Value” and elsewhere on the face of this Security on the Acceleration Settlement Date, in the case of Securities subject to acceleration upon minimum indicative value, and (iv) “Payment at Maturity” and elsewhere on the face of this Security on the Maturity Date, in the case of all other Securities. The Company promises to pay the Coupon Amount, if any, as provided for herein, on each Coupon Payment Date, to Holders in whose names the Security is registered on the applicable Coupon Record Date.

2. Payment of Interest

The principal of this Security shall not bear interest.

3. Discontinuance or Modification of the Index; Market Disruption Event

If S&P discontinues publication of the Index or if the Company’s license agreement with agreement with S&P terminates, and S&P or another entity publishes an index that the Security Calculation Agent determines is comparable to the Index and the Security Calculation Agent approves such index as a successor index (such index being referred to herein as a “Successor Index”), then the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination and the amount payable at maturity, call, acceleration or upon early redemption by reference to such Successor Index.

In the event that such Successor Index replaces the Index, the Index Closing Level, as determined by the Security Calculation Agent, will be closing level of such Successor Index.

Upon any selection by the Security Calculation Agent of a Successor Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to the Company and to the holders of the Securities.

If S&P discontinues publication of the Index, or if the Company’s license agreement with S&P terminates, prior to, and such discontinuation or termination is continuing on, the Calculation Date or any Index Business Day during the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, or on the Redemption Valuation Date or on any Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no Successor Index is

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available at such time, or the Security Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period, Call Measurement Period, or Acceleration Valuation Period, or on the Redemption Valuation Date or on any Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the Index Closing Level of the Index or such Successor Index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such Successor Index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Index Valuation Level, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that the Company will pay at maturity, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that the Company will pay in the event the Company calls the Securities, the Acceleration Amount that the Company will pay holders in the event of an acceleration upon minimum indicative value, if applicable, the Loss Rebalancing Closing Level, if any, and the Monthly Initial Closing Level based on the Index Closing Level calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date, the Index Closing Level for such Averaging Date, will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether,

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pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on any Averaging Date, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date or any Monthly Valuation Date or Loss Rebalancing Valuation Date, the Index Closing Level for such Redemption Valuation Date, Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable, will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or any Monthly Valuation Date, Redemption Valuation Date or Loss Rebalancing Valuation Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or such Monthly Valuation Date, Redemption Valuation Date or Loss Rebalancing Valuation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the third Index Business Day following the date originally scheduled to be the final Averaging Date or any Monthly Valuation Date, Redemption Valuation Date or Loss Rebalancing Valuation Date, as applicable, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event. If any Monthly Valuation Date or Loss Rebalancing Valuation Date is postponed as described above, the succeeding Monthly Reset Date or Loss Rebalancing Reset Date will occur on the next Index Business Day following the postponed Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable.

The Security Calculation Agent shall have the right to make all determinations and adjustments with respect to the Index in its sole discretion.

4. Payment at Maturity, Upon Early Redemption, Upon Acceleration, or on the Call Settlement Date

The payment of this Security that becomes due and payable on the Maturity Date, a Redemption Date, the Acceleration Settlement Date or the Call Settlement Date, as the case may be, shall be the cash amount that must be paid to redeem this Security as provided herein under “Payment at Maturity,” “Early Redemption,” “Acceleration upon Minimum Indicative Value” and “Call Right,” respectively. The payment of this Security that becomes due and payable upon acceleration of the Maturity Date hereof after an Event of Default (as defined in the Indenture) has occurred pursuant to the Indenture shall be the sum of (a) the Default Amount plus (b) the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described herein, calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding Index

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Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date. When the principal referred to in either of the two preceding sentences has been paid as provided herein (or such payment has been made available), the principal of this Security shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment at maturity or upon early redemption or call of this Security on any day shall be deemed to mean the payment of cash that is payable on such day as provided in this Security. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture when the principal of this Security shall be deemed to have been paid in full as provided above.

5. Procedure for Early Redemption

Subject to the minimum redemption amount provided under “Early Redemption,” the Holder may require the Company to redeem the Holder’s Securities during the term of the Securities on any Index Business Day on or after February 18, 2016 through and including February 1, 2046, provided that such Holder instructs its broker or other person through whom the Securities are held to (i) deliver a notice of redemption to the Company via email no later than 12:00 noon (New York City time) on the Index Business Day immediately preceding the applicable Redemption Valuation Date; (ii) deliver the signed confirmation of redemption to the Company via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day; (iii) instruct the Holder’s DTC custodian to book a delivery versus payment trade with respect to the Holder’s Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and (iv) cause the Holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date. The Company also reserves the right from time to time to accelerate in its sole discretion the Redemption Valuation Date to the date on which the relevant redemption notice and redemption confirmation are delivered rather than the following Index Business Day.

6. Call Right

The Securities are subject to redemption upon not less than eighteen (18) days’ prior notice on any Business Day on or after February 13, 2017 through and including the Maturity Date, as a whole and not in part, at the election of the Company. If the Company elects to redeem the Securities on the Call Settlement Date, the Holder will receive a cash payment equal to the Call Settlement Amount.

7. Loss Rebalancing Events

If, at any time, a Loss Rebalancing Event has occurred, the Current Principal Amount will be reset on the applicable Loss Rebalancing Reset Date as follows:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing Valuation Date – Accrued Financing Charges on the applicable Loss Rebalancing Valuation Date.

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In the event of a Loss Rebalancing Event, the Financing Rate will not be adjusted. For the avoidance of doubt, Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar month.

8. Role of Security Calculation Agent

The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, at maturity or upon early redemption or call, or at other times, the Current Principal Amount (after the initial calendar month or the occurrence of the first Loss Rebalancing Event, whichever comes first), Market Disruption Events, Business Days, Index Business Days, Exchange Business Days, the Index Factor, the Index Performance Ratio, the Index Valuation Level, the Financing Level, the Accrued Financing Charges, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that the Company will pay at maturity, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that the Company will pay upon redemption, if applicable, the Acceleration Amount that the Company will pay upon acceleration, the Call Settlement Amount, if any, that the Company will pay in the event that the Company calls the Securities, whether a Loss Rebalancing Event has occurred, whether any day is a Business Day, Index Business Day or an Exchange Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent shall be conclusive for all purposes and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Security Calculation Agent. The Holder of this Security shall not be entitled to any compensation from the Company for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent.

The Company shall take such action as shall be necessary to ensure that there is, at all relevant times, a financial institution serving as the Security Calculation Agent hereunder.

The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Security Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as the Security Calculation Agent. Insofar as this Security provides for the Security Calculation Agent to determine the Current Principal Amount (after the initial calendar month or the occurrence of the first Loss Rebalancing Event, whichever comes first), Market Disruption Events, Business Days, Index Business Days, Exchange Business Days, Index Factor, the Index Performance Ratio, the Index Valuation Level, the Financing Level, the Accrued Financing Charges, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the

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Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that the Company will pay at maturity, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that the Company will pay upon redemption, if applicable, the Acceleration Amount that the Company will pay upon acceleration, the Call Settlement Amount, if any, that the Company will pay in the event that the Company calls the Securities, whether a Loss Rebalancing Event has occurred and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent on any date or other information from any institution or other source, the Security Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are the Security Calculation Agent, affiliates of the Security Calculation Agent or affiliates of the Company.

9. Tax Characterization

By its purchase of this Security, the Holder, on behalf of itself and any other Person having a beneficial interest in this Security, hereby agrees with the Company (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat this Security for all U.S. federal income tax purposes as a coupon-bearing prepaid forward contract with respect to the Index and to treat the Coupon Amount (including amounts received upon the sale, exchange, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that must be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of tax accounting.

10. Payment

Payment of any amount payable on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Calculation Date, applicable Redemption Valuation Date, the Call Valuation Date or the Acceleration Settlement Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided, however, that payment on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or any Redemption Date shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

All dollar amounts related to determination of the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Amount and Redemption Fee Amount, if any, per Security, the Call Settlement Amount, if any, per Security, the Current Principal Amount, the Acceleration Amount, the Financing Level, the

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Accrued Financing Charges, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per Holder will be rounded to the nearest cent, with one-half cent rounded upward.

11. Split or Reverse Split of the Securities

The Company may, at any time in its sole discretion, initiate a split or reverse split of the Securities. The record date for any split or reverse split, as applicable, shall be the tenth Business Day after the day on which the Company announces, by means of a press release specifying the date of the split or reverse split, as applicable, that it is exercising its right to initiate a split or reverse split, as applicable.

If the Securities are split, the Current Principal Amount of the Securities will be adjusted accordingly. For example, if the Securities undergo a 4:1 split, each Holder of a Security on the relevant record date will, after the split, hold four Securities. The Current Principal Amount on such record date would be divided by four to reflect the 4:1 split of the Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. For the avoidance of doubt, no adjustments will be made to the Indicative Value Acceleration Trigger. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the split, the Indicative Value Acceleration Trigger threshold is breached, the split will not occur.

In the case of a reverse split, the Current Principal Amount of the Securities will be adjusted accordingly and the Company may address odd numbers of Securities in a manner determined by it in its sole discretion. For example, if the Securities undergo a 1:4 reverse split, each Holder who holds four Securities on the relevant record date will, after the reverse split, hold only one Security and the Current Principal Amount of the Securities on such record date would be multiplied by four to reflect the 1:4 reverse split of the Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. For the avoidance of doubt, no adjustments will be made to the Indicative Value Acceleration Trigger. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the reverse split, the Indicative Value Acceleration Trigger threshold is breached, the reverse split will not occur.

In the case of a reverse split, Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other Holders for the maximum number of Securities they hold which is evenly divisible by such reverse split divisor, and the Company will have the right to compensate Holders for their remaining or “partial” Securities in a manner determined by it in its sole discretion.

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12. Reverse of this Security

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

13. Certificate of Authentication

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

UBS AG

By:

By:

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated:

U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

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(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under the Indenture, dated as of June 12, 2015 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $• (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

Payments under the Securities will be made without withholding or deduction for or on account of any present or future tax, duty, assessment or governmental charge (“Taxes”) imposed upon or as a result of such payments by Switzerland or any jurisdiction in which a branch of the Company through which the Securities are issued is located (or any political subdivision or taxing authority thereof or therein) (a “Relevant Jurisdiction”), unless required by law. To the extent any such Taxes are so levied or imposed, the Company will, subject to the exceptions and limitations set forth in Section 1007 of the Indenture, pay such additional amounts (“Additional Amounts”) to the Holder of any Security who is not a resident of the Relevant Jurisdiction as may be necessary in order that every net payment of the principal of such Security and any other amounts payable on such Security, after withholding for or on account of such Taxes imposed upon or as a result of such payment, will not be less than the amount provided for in such Security to be then due and payable. In addition, payments under the Securities will be made without withholding or deduction for or on account of any present or future Taxes imposed by any jurisdiction which is not a Relevant Jurisdiction (an “Other Jurisdiction”), unless required by the law of such Other Jurisdiction, as determined by the Company in its sole discretion, and no Additional Amounts will be paid on account of such withholding or deduction imposed by such Other Jurisdiction. For purposes of the preceding sentence, Securities that are issued before January 1, 2017 and that trade interchangeably with securities that are issued after December 31, 2016 (the “Additional Securities”) may be treated, after the time of the issuance of such Additional Securities, as “specified ELIs” (as defined in Section 1.871-15(e) of the regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”) for purposes of applying the Code. For purposes of this paragraph, any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof,

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any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code shall be considered a Tax imposed by the United States.

In addition to its ability to redeem this Security pursuant to the foregoing, if at any time as a result of any change in or amendment to the laws or regulations of a Relevant Jurisdiction affecting taxation, or a change in any application or interpretation of such laws or regulations (including the decision of any court or tribunal) either generally or in relation to any particular Securities, which change, amendment, application or interpretation becomes effective on or after the Initial Trade Date in making any payment of, or in respect of, the principal amount of the Securities, the Company would be required to pay any Additional Amounts with respect thereto, then the Securities will be redeemable upon not less than ten nor more than sixty days’ notice by mail, at any time thereafter, in whole but not in part, at the election of the Company as provided in the Indenture at a redemption price determined by the Security Calculation Agent in a manner reasonably calculated to preserve the relative economic position of the Company and the Holders of Outstanding Securities.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default (as defined in the Indenture) with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not

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have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Security as herein provided.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

This Security and any other Securities of this series and of like tenor are issuable only in registered form without coupons in denominations of any multiple of $25.00. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is a Global Security and is subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.